AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001
                                                  REGISTRATION NO. 333-81223

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------
                                             Jurisdiction of
         Names of                            Incorporation    I.R.S. Employer
         Co-Registrants                      or Organization  Identification No.
         --------------                      ---------------  ------------------
M.D.C. HOLDINGS, INC.                        DELAWARE         84-0622967
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.  COLORADO         77-0084376
RICHMOND AMERICAN HOMES OF MARYLAND, INC.    MARYLAND         52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC.      COLORADO         88-0227698
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.    VIRGINIA         54-0570445
RICHMOND AMERICAN HOMES OF ARIZONA, INC.     DELAWARE         86-0277026
RICHMOND AMERICAN HOMES OF COLORADO, INC.    DELAWARE         84-1256155
RICHMOND AMERICAN HOMES OF NORTHERN
  CALIFORNIA, INC.                           COLORADO         68-0422210
                                -----------------
                             3600 S. YOSEMITE STREET
                                    SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 773-1100
       (Address, including zip code and telephone number, including area code, of registrant's principal executive office)

                               DANIEL S. JAPHA, ESQ.
                       VICE PRESIDENT OF LAW AND SECRETARY
                       3600 S. YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 773-1100
(Name, address, including zip code and telephone number, including area code, of agent for service)
                                -----------------
                                   COPIES TO:
                             STEPHEN E. BRILZ, ESQ.
                            HOLME ROBERTS & OWEN LLP
                         1700 LINCOLN STREET, SUITE 4100
                             DENVER, COLORADO 80203
                                 (303) 861-7000
                                -----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                -----------------

     The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to $300,000,000 of other securities registered on Forms S-3, registration nos. 333-70381 and 333-36631, which have not been offered or sold as of the date of the filing of this registration statement and for which MDC previously paid registration fees of $139,559. This registration statement constitutes a post-effective amendment to the prior related registration statements, pursuant to which the total amount of unsold previously registered securities may be offered and sold as any of the securities registered hereunder. If the previously registered securities are offered and sold prior to the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

                              PURPOSE OF AMENDMENT

         The purpose of this Post-Effective Amendment No. 2 is to modify the Plan of Distribution, as described in the Prospectus, so that its terms are consistent with those that applied prior to the filing of Post-Effective Amendment No. 1, and offers and sales of common stock may be made only in primary offerings by MDC.

                                   [MDC Logo]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.


Prospectus subject to completion,
_____________, 2001


                              M.D.C. HOLDINGS, INC.
                             3600 S. YOSEMITE STREET
                                    SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 773-1100


                                  $300,000,000
- ------------------------------------------------------------------------------

     The following are types of securities that we may offer and sell under this prospectus:

     -  common stock            -  debt securities
     -  preferred stock

     We may offer these securities separately or as units which may include other securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

     -  Maturity                  -  Redemption terms
     -  Interest rate             -  Listing on a securities exchange
     -  Sinking fund terms        -  Amount payable at maturity
     -  Currency of payments      -  Guarantees by some of our subsidiaries

--------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.


___________   , 2001

                                TABLE OF CONTENTS


M.D.C. Holdings, Inc.........................................................2
Use of Proceeds..............................................................3
Ratio of Earnings to Fixed Charges...........................................3
Description of Common Stock..................................................4
Description of Preferred Stock...............................................6
Description of the Debt Securities...........................................7
Book-Entry Issuance.........................................................11
Plan of Distribution........................................................12
Legal Matters...............................................................14
Experts.....................................................................14
Where You Can Find More Information.........................................15
Incorporation of Certain Documents by Reference.............................15



                                -----------------


                              M.D.C. Holdings, Inc.

         M.D.C. Holdings, Inc. is a Delaware corporation which was formed in 1972. MDC's primary business is owning and managing subsidiary companies which build homes under the name "Richmond American Homes." MDC also owns and manages HomeAmerican Mortgage Corporation which originates mortgage loans, primarily for our homebuyers, American Home Insurance Agency Inc., which sells casualty insurance products to the Company's homebuyers and American Home Title and Escrow, Inc which provides title insurance and closing services for the Company's customers.

The Homebuilding Companies

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. Richmond American Homes is the largest homebuilder in metropolitan Denver; among the top five homebuilders in northern Virginia, Phoenix, Tucson and Colorado Springs; and among the top ten homebuilders in suburban Maryland, Las Vegas, Southern California and Northern California.

Our Homebuilding Strategy

         We focus on building quality homes at affordable prices. Most of our home buyers are buying either their first or second home.

Home Selling Prices

     Most of our homes range in sales price from approximately $90,000 to $500,000, although some homes we build sell for more than $1,000,000. In 2000, the average selling price of our homes was $227,300 compared with $211,400 in 1999.

HomeAmerican Mortgage Corporation

     Our mortgage company provides mortgage loans to most of our home buyers.

For the convenience of the home buyers, we have loan offices in all of the locations where we build homes.

Location of Executive Offices

     The principal executive offices of MDC are at 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237 (telephone (303) 773-1100). We also offer homes and mortgages through our Internet web site.

         You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."


                                 Use of Proceeds

         Except as may otherwise be described in the prospectus supplement relating to an offering of securities, we will use the net proceeds from the sale of the securities offered under this prospectus and the prospectus supplement primarily in our real estate acquisition and development and home-building activities. We will use the remainder of the net proceeds for general corporate purposes. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the related prospectus supplement.


                       Ratios of Earnings to Fixed Charges

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. In computing the ratio of earnings to fixed charges, fixed charges consist of homebuilding and corporate interest expense plus:

o   amortization and expensing of debt expenses;
o   amortization of discount or premium relating to indebtedness; and
o   capitalized interest.

Earnings are computed by adding fixed charges, except capitalized interest, and amortization of previously capitalized interest during the period to pretax earnings from continuing operations. To date we have not issued any preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented below.


                                          Fiscal Year Ended December 31,
                                  ----------------------------------------------
                                    2000    1999      1998      1997     1996
                                  --------- -------- --------- -------- --------
Ratio of earnings to fixed
charges(unaudited)                    7.73    7.50    5.07      2.55     2.02

                           Description of Common Stock

         MDC has authorized 100,000,000 shares of common stock. At November 6, 2001, MDC had approximately 24,138,000 shares outstanding. Common stockholders have one vote for each share held of record in any stockholder vote. Common stockholders do not have cumulative voting rights in the election of directors. The board of directors is divided into three classes. The members of each class serve a three-year term.

         MDC is subject to Section 203 of the Delaware General Corporation Law, which limits the ability of a publicly held Delaware corporation to consummate a "business combination" with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

o before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination.

o upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain shares held by employee stock plans); or

o following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

An "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, owned) 15% or more of a corporation's outstanding voting stock. For purposes of Section 203, the term "business combination" is defined broadly to include:

o    mergers with or caused by the interested stockholder;

o sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock;

o the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or other transactions that do not increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or

o receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

         MDC's Certificate of Incorporation contains provisions similar to
Section 203 of the Delaware General Corporation Law. These provisions require that the holders of 80% of the shares of outstanding voting stock must approve business combinations with or proposed by an interested stockholder, which includes a beneficial owner of 10% of the outstanding shares of voting stock of MDC. This approval is not required if the transaction is approved by a majority of the continuing directors, which means those directors unaffiliated with the interested stockholder and serving prior to the interested stockholder becoming an interested stockholder, or if minimum price requirements are met.

         The types of business combinations covered by these provisions include:

o    mergers and consolidations with an interested stockholder;

o the transfer by MDC of $15,000,000 or more of assets or securities to an interested stockholder;

o    any proposal for the liquidation or dissolution of MDC; or

o any transaction which has the effect of increasing an interested stockholder's proportionate ownership of MDC's capital stock.

The same provisions also apply to any amendment to MDC's bylaws that is proposed by an interested stockholder.

         In the case of any business combination with an interested stockholder involving payments to holders of common stock, the fair market value per share of the payments would have to be at least equal to the highest of the following:

o the highest price per share of the common stock paid by the interested stockholder during the two years before the public announcement of the proposed business combination or in the transaction in which it became an interested stockholder, whichever is higher; and

o the fair market value per share of the common stock on the date of the public announcement of the proposed business combination or on the date on which the interested stockholder became an interested stockholder, whichever is higher.

"Fair market value" is the highest stock exchange closing price or closing bid in the 30 days preceding the date in question, and, in the case of other property, the fair market value as determined by a majority of the continuing directors.

         All other action by the common stockholders requires:

o    that a majority of the shares be present at a meeting and

o that a majority of the shares present vote for the action.

         Larry A. Mizel, Chairman of the Board of Directors and Chief Executive Officer of MDC and David D. Mandarich, President and Chief Operating Officer of MDC, together beneficially own more than 20% of the outstanding common stock and so have the ability to veto any 80% stockholder vote.

        MDC will pay dividends on the common stock when declared by the board of directors of MDC from funds legally available. MDC's board of directors declared a dividend of $.07 per share on October 22, 2001, payable on November 21, 2001 to stockholders of record on November 7, 2001. On liquidation of MDC, holders of common stock will share in all assets remaining after payment of liabilities, subject to the rights of any outstanding preferred stock. The shares of common stock are not redeemable or convertible, and the holders of common stock have no preemptive or subscription rights to purchase any securities of MDC.

         The transfer agent for the common stock is Continental Stock Transfer & Trust Company, New York, New York.


                         Description of Preferred Stock

         MDC has authorized 25,000,000 shares of preferred stock, none of which were outstanding as of November 6, 2001. Shares of preferred stock may be issued in one or more series, as authorized by MDC's board of directors with any rights and restrictions that are specified by MDC's board of directors and permitted by Delaware law. When MDC's board of directors specifies the terms of the preferred stock, the terms will be set forth in a certificate of designations to be filed with the secretary of state of Delaware. Upon filing, the certificate of designations will be an amendment to the certificate of incorporation under Delaware law. The preferred stock will have no preemptive rights. MDC's board of directors may authorize preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of the shares of common stock.

         The terms of each series of preferred stock will be described in any prospectus supplement related to the series of preferred stock and may include the following:

o        the title and stated value of the preferred stock;

o the number of shares of the preferred stock offered and the offering price and liquidation preference per share of the preferred stock;

o the dividend rates, periods and payment dates or methods of calculation applicable to the preferred stock;

o the date from which any dividends on the preferred stock will accumulate;

o        the procedures for any auction and remarketing for the preferred stock;

o        any provision for a sinking fund for the preferred stock;

o        any provision for redemption of the preferred stock;

o        any voting rights of holders of the preferred stock;

o any rights to convert the preferred stock into common stock or participate in dividends paid on the common stock;

o the relative ranking and preference of the preferred stock as to dividend rights and rights on liquidation of MDC;

o any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights on liquidation of MDC; and

o        any other specific rights or restrictions of the preferred stock.

         The transfer agent for the preferred stock will be identified in the prospectus supplement.


                       Description of the Debt Securities

         The debt securities will be direct unsecured obligations of MDC and may be senior debt securities, senior subordinated debt securities or junior subordinated debt securities. The total amount of additional debt securities that MDC may issue is limited by covenants in MDC's existing debt instruments to approximately $728 million as of December 31, 2000, assuming no additional cash flow.

         The debt securities will be issued under one or more indentures in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.

         MDC may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in resolutions of MDC's board of directors or in a supplemental indenture. The specific terms will be described in a prospectus supplement.

         All debt securities of one series need not be issued at the same time and, unless otherwise provided in the prospectus supplement, MDC may issue additional debt securities of the series without the consent of the holders.

         The specific terms of the debt securities may include any of the following:

o the title of the debt securities and whether the debt securities are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

o the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

o        the price at which the debt securities will be issued;

o any right of the holders to convert the debt securities into stock, including the initial conversion price and rate and the conversion period and any limitations on the transferability of the stock received on conversion;

o the dates on which the principal of the debt securities will be payable;

o        the interest rates, which may be fixed or variable;

o the dates from which any interest will accrue, the dates on which the interest will be payable, the record dates for the interest payments, the persons to whom the interest will be payable, and the manner of calculating interest;

o any right of MDC to extend the dates on which principal or interest will be payable;

o the places where the principal and any interest will be payable, where the debt securities may be surrendered for registration of transfer and where notices to MDC regarding the debt securities and the indenture may be served.

o any right of MDC to elect to redeem the debt securities, including the redemption prices and redemption periods;

o any obligation of MDC to redeem the debt securities under any sinking fund or similar provision or at the option of a holder, including the of redemption prices and redemption periods;

o any guarantees by subsidiaries of MDC that may guarantee the debt securities, including the terms of any subordination of any guarantee to other obligations of MDC;

o the events that would cause MDC to be in default and the consequences default; and

o        any discharge and release provisions of the indenture.

         The debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount to be payable on acceleration of the maturity. In that case, all material U.S. federal income tax, accounting and other considerations applicable to the securities will be described in the prospectus supplement.

         Except as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that would limit the ability of MDC to incur debt or that would protect holders of debt securities in the event of a change of control of MDC. The prospectus supplement will contain information with respect to any changes to the events of default of MDC that are described below.

         Covenants

         The prospectus supplement will describe any material covenants of a series of debt securities.

         Events of Default, Notice and Waiver

         The prospectus supplement and each indenture will describe the events that would cause MDC to be in default and the consequences of default, including the following:

o failure to pay any interest when due that continues for a period of 30 days;

o        failure to pay the principal when due;

o breach of any other covenant or warranty of MDC in the indenture that continues for a period of 90 days after written notice as provided in the indenture; and

o        any other event of default provided in the indenture.

         If an event of default under any indenture occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately by written notice to MDC and to the trustee if given by the holders. If the debt securities of that series were issued at a discount or are indexed securities, only the portion of the principal amount specified in the terms of the securities may be declared due and payable. However, at any time after the declaration of acceleration with respect to debt securities of the series has been made, but before a judgment for payment of the money due has been obtained by the trustee, the holders of a majority of the principal amount of outstanding debt securities of the series may rescind the acceleration if all conditions set forth in the indenture are met.

         The indentures also will provide that the holders of a majority of the principal amount of the outstanding debt securities of any series may waive any past default and its consequences, except a default:

o        in the payment of the principal or interest or

o of a provision contained in the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

         The indentures will provide for other procedures that may be followed by holders of debt securities, the trustee of any series of debt securities, or both, if an event of default occurs.

         Amendment of the Indentures

         Amendments of an indenture are permitted with the consent of the holders of a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment. However, no amendment may, without the consent of each holder of debt securities affected:

o reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

o reduce the rate of interest or change the time for payment of interest, including defaulted interest, on any debt security;

o reduce the principal or change the fixed maturity or alter any redemption provision or any obligations of MDC to offer to purchase or to redeem debt securities;

o        modify the ranking or priority of the debt securities or any guarantee;

o release any guarantor from any of its obligations under its guarantee, except as described in the indenture;

o        waive a continuing default in the payment of principal or interest; or

o make any debt security payable at a different place or in different currency, or impair the right of any holder to bring suit.

         The holders of a majority in principal amount of the outstanding debt securities of each series may, on behalf of all holders, waive compliance by MDC with restrictive covenants of the series.

         MDC and the trustee may amend the indenture to, among other things, correct errors and ambiguities without the consent of any holder of debt securities as set forth in the indenture and as described in the prospectus supplement.

         Subordination

         The prospectus supplement will describe any subordination provisions and will define the senior debt to which the debt securities may be subordinated and will set forth the approximate amount of senior debt outstanding as of the end of MDC's most recent fiscal quarter.

         Discharge

         Except as otherwise specified in the prospectus supplement, when (1) all debt securities of a series have become due and payable or will become due and payable at their stated maturity within one year, and (2) MDC deposits with the trustee funds to pay all amounts due on the entire outstanding series of debt securities, then MDC will have satisfied the indenture with respect to the series.

         Except as otherwise specified in the prospectus supplement, the indentures will provide that MDC may elect either (a) to be discharged from any series of debt securities or (b) to be released from certain obligations with respect to the debt securities under the indenture, in either case after depositing with the trustee enough money to pay all amounts due on the debt securities on the scheduled due dates.

         In addition, MDC must have delivered to the trustee an opinion of counsel that the holders of the debt securities (1) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge or release from obligations and (2) will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the discharge or release had not occurred. After a discharge, the holders of the debt securities would be able to look only to the trust fund for payment of principal and interest.

          Payment and Paying Agents

         Unless otherwise specified in the applicable prospectus supplement, principal and interest will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of MDC, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the register for the debt securities or by wire transfer of funds to the person at an account maintained within the United States.

         All moneys paid by MDC to a paying agent or a trustee for the payment of principal or interest which remain unclaimed at the end of two years after the payment has become due will be repaid to MDC, and the holder of the debt security then may look only to MDC for payment.


                               Book-Entry Issuance

         Unless otherwise specified in the applicable prospectus supplement, DTC will act as depositary for securities issued in the form of global securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully-registered global securities will be issued for the securities representing in the aggregate the total number of the securities, and will be deposited with or on behalf of DTC.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or through others. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser of each security is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if use of the book-entry system for the securities is discontinued.

         DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

             Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. as the registered holder of securities issued in the form of global securities. If less than all of a series of the securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

         Although voting with respect to securities issued in the form of global securities is limited to the holders of record of the securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Payments for securities issued in the form of global securities will be made by the issuer of the securities to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the trustee or MDC, subject to any statutory or regulatory requirements. Payments to DTC are the responsibility of the issuer of the securities, disbursements of the payments to direct participants are the responsibility of DTC, and disbursements of the payments to the beneficial owners are the responsibility of direct and indirect participants.

         DTC may discontinue providing its services as depository with respect to any securities at any time by giving reasonable notice to the issuer of the securities. In the event that a successor depositary is not obtained, individual security certificates representing the securities are required to be printed and delivered. MDC may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MDC believes to be accurate, but MDC assumes no responsibility for the accuracy of the information. MDC has no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their operations.


                              Plan of Distribution

         Any of the securities being offered may be sold in any one or more of the following ways from time to time:

o        through agents;

o        to or through underwriters;

o        through dealers; and

o        directly by MDC.

         The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Offers to purchase securities may be solicited by agents designated by MDC. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by MDC to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment. The agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If securities are sold by means of an underwritten offering, MDC will execute an underwriting agreement with underwriters at the time an agreement for the sale is reached. In that case, the names of the specific managing underwriter or underwriters, as well as any other underwriters, the amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities. The underwriters will acquire securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

         MDC may grant to the underwriters options to purchase additional securities to cover any over-allotments at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in the prospectus supplement.

         If a dealer is used in the sale of the securities, MDC will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

         Offers to purchase securities may be solicited directly by MDC and may be sold by MDC directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of the sales will be described in the prospectus supplement.

         If described in the prospectus supplement, securities may also be offered and sold, in connection with a remarketing on their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MDC. Any remarketing firm will be identified and its compensation and the terms of any agreement with MDC will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

         If described in the prospectus supplement, MDC may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from MDC at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities under delayed delivery contracts accepted by MDC.

         Agents, underwriters, dealers and remarketing firms may be entitled under agreements with MDC to indemnification by MDC against certain liabilities, including liabilities under the Securities Act, or to contribution for payments that the agents, underwriters, dealers and remarketing firms may be required to make.

         Each series of securities will be a new issue. Other than the common stock, which is listed on the New York Stock Exchange, new securities will have no established trading market. MDC may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the prospectus supplement, MDC will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

         Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, MDC and its subsidiaries in the ordinary course of business.


                                  Legal Matters

         The validity of the common stock and the preferred stock and the status of the debt securities as binding obligations of MDC will be passed on for MDC by Holme Roberts & Owen LLP, Denver, Colorado. Certain legal matters will be passed on for any underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. MDC will identify in a prospectus supplement the legal matters that Cahill Gordon & Reindel will pass on for any underwriters.


                                     Experts

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K as of December 31, 2000 and for the year then ended, have been so incorporated in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this prospectus by reference to the Annual report on Form 10-K for the year ended December 31, 2000, relating to the financial statements as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza, Room 10024                          Woolworth Building
450 Fifth Street, N.W.                               233 Broadway
Washington, D.C. 20549                               New York, New York 10279

                                 Citicorp Center
                             500 West Madison Street
                                   Suite 1400
                             Chicago, Illinois 60661

         You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like MDC, that file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                 Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING                                      PERIOD

Annual Report on Form 10-K       Year ended December 31, 2000
Quarterly Report on Form 10-Q    Quarter ended March 31, 2001
Quarterly Report on Form 10-Q    Quarter ended June 30, 2001
Quarterly Report on Form 10-Q    Quarter ended September 30, 2001

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                 Daniel S. Japha
                       Vice President of Law and Secretary
                              M.D.C. Holdings, Inc.
                           3600 South Yosemite Street
                                    Suite 900
                             Denver, Colorado 80237
                                 (303) 773-1100

         We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by MDC in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. MDC will bear all of such expenses. All the amounts shown are estimates, except the registration fee.


Registration Fee.........................................................$     0
Fees and expenses of accountants..........................................10,000
Fees and expenses of counsel to MDC.......................................10,000
Printing and engraving.......................................................500
Blue Sky fees and expenses (including counsel)...............................500
Miscellaneous..............................................................1,000
Total....................................................................$22,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws and Certificate of Incorporation of MDC provide for indemnification of the officers and directors of MDC to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Additionally, the Certificate of Incorporation of MDC eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director

(i) for a breach of the director's duty of loyalty to the respective corporation or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for any transaction from which the director derived an improper personal benefit.

         The By-Laws and Certificates of Incorporation of Richmond American Homes of Arizona, Inc. and Richmond American Homes of Colorado, Inc. provide for indemnification of the officers and directors of those corporations to the fullest extent permitted by applicable law. The governing documents of the other Co-Registrants do not provide for the indemnification of directors or officers against any liability which they may incur in their capacities as such.

         Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Additionally, the Certificate of Incorporation of Richmond American Homes of Colorado, Inc. eliminates in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the respective corporation or its stockholders;
(ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation. The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

     Sections 13.1-697, -698, -699, -701, -702, -703 and -704 of the Virginia
Stock Corporation Act ("VSCA") provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith. Unless limited by a corporation's certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director, officer, employee or agent to the extent provided by the corporation's certificate of incorporation, any by-law made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

     Section 2-418 of the Maryland General Corporation Law ("MGCL") provides, generally and in part, that a corporation may indemnify any director made a party to a proceeding by reason of the individual's service in that capacity unless it is established that the director's act or omission (1) was material to the matter giving rise to the proceeding; (2) was committed in bad faith; or (3) was the result of active and deliberate dishonesty; or unless it is established that the director actually received an improper personal benefit in money, property or services. In the case of a criminal proceeding, indemnity is permissible unless it is established that the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which at the director shall have been adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Unless limited by a corporation's certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under Section 2-418 of the MGCL for a director or officer who was wholly successful in the defense of any proceeding referred to in the first sentence of this paragraph to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification.

         MDC has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities that may be incurred by the directors and officers of MDC and the co-registrants in their capacity as such.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER        EXHIBITS

   1.1*       Form of Underwriting Agreement.
   4.2(a)+    Form of Senior Indenture by and between M.D.C. Holdings, Inc.
               and ____________________, as trustee.
   4.2(b)+    Form of Senior Subordinated Indenture by and between M.D.C.
               Holdings, Inc. and ___________________, as trustee.
   4.2(c)+    Form of Junior Subordinated Indenture by and between M.D.C.
               Holdings, Inc. and ___________________, as trustee.
   5.1+       Opinion of Holme Roberts & Owen LLP.
  12.1+       Computation of ratios of earnings to fixed charges.
  23.1        Consent of Ernst & Young, LLP, Independent Auditors
  23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
  23.3+       Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
  24.1+       Powers of Attorney
  24.2     Power of Attorney of David Blackford

* MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

+    Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a)  MDC hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) MDC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of MDC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MDC pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, MDC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MDC of expenses incurred or paid by a director, officer or controlling person of MDC in the successful defense of any action, suit or proceeding) is asserted against MDC by such director, officer or controlling person in connection with the securities being registered, MDC will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     MDC hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 7th day of December, 2001.

                                       M.D.C. HOLDINGS, INC.
                                       RICHMOND AMERICAN HOMES OF CALIFORNIA,
                                          INC.
                                       RICHMOND AMERICAN HOMES OF MARYLAND,
                                          INC.
                                       RICHMOND AMERICAN HOMES OF NEVADA, INC.
                                       RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
                                       RICHMOND AMERICAN HOMES OF NORTHERN
                                          CALIFORNIA, INC.

                                       By:      /s/ Paris G. Reece III
                                                 ----------------------------
                                                Paris G. Reece III
                                                Authorized Officer

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following person in the capacity indicated, on the 7th day of December, 2001.

                                       /s/ GILBERT GOLDSTEIN
                                       ---------------------------------
                                           Gilbert Goldstein
                                           Director of M.D.C. Holdings, Inc.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated, on the 7th day of December, 2001.


MDC OFFICERS AND DIRECTORS

                          Principal Executive Officer:

                                      /s/ *
                                       ---------------------------------
                                       Larry A. Mizel,
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

                            Chief Operating Officer:

                                      /s/ *
                                       ---------------------------------

                                       David D. Mandarich,
                                       Director, Executive Vice President -
                                       Real Estate and Chief
                                       Operating Officer


                          Principal Financial and Accounting
                                    Officer:


                                       /s/ Paris G. Reece III
                                       ---------------------------------
                                       Paris G. Reece III,
                                       Senior Vice President,
                                       Chief Financial Officer and
                                       Principal Accounting Officer


                          Other Directors:


                                       /s/ *
                                       ---------------------------------
                                       David Blackford

                                       /s/ *
                                       ---------------------------------
                                        Steven J. Borick

                                       /s/ *
                                       ---------------------------------
                                       William B. Kemper

                                      /s/ *
                                       ---------------------------------
                                       Herbert T. Buchwald


CO-REGISTRANT OFFICERS AND DIRECTORS

                     RICHMOND AMERICAN HOMES OF CALIFORNIA,
                        INC.
                     RICHMOND AMERICAN HOMES OF MARYLAND,
                        INC.
                     RICHMOND AMERICAN HOMES OF NEVADA, INC.
                     RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
                     RICHMOND AMERICAN HOMES OF NORTHERN
                        CALIFORNIA, INC.

                          Principal Executive, Financial and
                                    Accounting Officer:

                                       /s/ Paris G. Reece III
                                       ---------------------------
                                       Paris G. Reece III,
                                       Executive Vice President, Director

                     RICHMOND AMERICAN HOMES OF ARIZONA, INC.

                          Principal Executive, Financial and
                                    Accounting Officer:

                                       /s/ Paris G. Reece III
                                       ---------------------------
                                       Paris G. Reece III,
                                       Vice President, Treasurer, Director


                     RICHMOND AMERICAN HOMES OF COLORADO,
                                      INC.

                          Principal Executive Officer:

                                      /s/ *
                                       ---------------------------
                                       David D. Mandarich,
                                       Chairman of the Board of Directors,
                                       President

                          Principal Financial and Accounting
                                    Officer:

                                       /s/ Paris G. Reece III
                                       ---------------------------
                                       Paris G. Reece III,
                                       Vice President

                          Other Directors:

                                      /s/ *
                                       -----------------------------
                                       Steven J. Borick

                                      /s/ *
                                       -----------------------------
                                       Larry A. Mizel

* By /s/ Daniel S. Japha,
    -----------------------------
         Daniel S. Japha,
         Attorney in fact